UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2011

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cash Incentive Plan

On February 15, 2011, the independent members of the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”), accepting the recommendations of the Compensation Committee of the Board of Directors (the “Committee”), adopted terms for 2011 incentive compensation (payable in 2012) for the Company’s executive officers under the Hardinge Inc. Cash Incentive Plan (the “Plan”).  The Plan provides incentive bonuses payable in cash to the Company’s executive officers based on the Company’s performance against specified financial performance goals and other objectives recommended by the Committee and set by the independent members of the Board of Directors each year.  The Committee approves payments, if any, after the end of the year.

As provided in the Plan, target awards for each executive officer are expressed as a percentage of the executive officer’s annual base salary.  The 2011 target awards are as follows:

% of Base Salary
Richard L. Simons, President and Chief Executive Officer	70%
Edward J. Gaio, Vice President and Chief Financial Officer	50%
Douglas C. Tifft, Senior Vice President — Administration	40%
James P. Langa, Vice President — Global Engineering, Quality and Strategic Sourcing	50%

As set by the Committee and adopted by the independent members of the Board of Directors, 2011 performance goals under the Plan include a threshold, target and maximum for the Company’s (a) earnings before interest, taxes, depreciation and amortization (EBITDA) and (b) managed working capital (expressed as a percentage of annualized sales).  Each executive officer is eligible to earn for each performance goal 9.38% of his target award if the threshold for such performance goal is attained, 37.50% if the target for such performance goal is attained and 75% if the maximum for such performance goal is attained.  Accordingly, the maximum award under the Plan for each executive officer, if the maximum for both the EBITDA performance goal and managed working capital performance goal is attained by the Company, is 150% of his target award.

In addition, the Committee retains full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer’s target award, regardless of the Company’s performance against the performance goals, and full discretion to reduce, but not increase, any award otherwise determined by the Company’s performance against the performance goals.  To allow for such discretion by the Committee, the independent members of the Board of Directors amended Section 6(c) of the Plan.

Base Salary Adjustments

On February 15, 2011, Hardinge’s Board of Directors, based on the recommendations of the Committee and an external consultant, increased the annual base salaries of Messrs. Simons and Gaio by $50,000 and $15,000, respectively.  As a result of the increases, effective as of February 1, 2011, Mr. Simons’ annual base salary is $375,000 and Mr. Gaio’s annual base salary is $235,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: February 22, 2011	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)